Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We agree to the inclusion in this Form 8-K/A of MutualFirst Financial, Inc. of our report, dated October 17, 2017, on our audit of the consolidated financial statements of Universal Bancorp for the years ended June 30, 2017 and 2016.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Indianapolis, Indiana
May 15, 2018